AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 24, 2010

REGISTRATION NO. 033-60095, 333-96995

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 (NO. 033-60095)

POST-EFFECTIVE AMENDMENT NO. 4 TO FORM S-8 (NO. 333-96995)

REGISTRATION STATEMENTS

UNDER THE SECURITIES ACT OF 1933

HECLA MINING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	77-0664171
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6500 N. Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

(Address of principal executive offices)

HECLA MINING COMPANY 1995 STOCK INCENTIVE PLAN

(Full title of the plan)

David C. Sienko

Vice President and General Counsel

Hecla Mining Company

6500 N. Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

(208) 769-4100

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 (Registration No. 033-60095) and Post-Effective Amendment No. 4 to the Registration Statement on Form S-8 (Registration No. 333-96995), originally filed by Hecla Mining Company (“Hecla”) on June 9, 1995 and July 24, 2002, respectively, and in each case as amended (the “Registration Statements”), amends the Registration Statements to deregister unsold shares of Hecla’s common stock, par value $0.25 per share, under the Hecla Mining Company 1995 Stock Incentive Plan which recently expired.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho, on August 24, 2010.

HECLA MINING COMPANY

By	/s/ David C. Sienko
David C. Sienko
Vice President and General Counsel

POWER OF ATTORNEY

Each person whose signature appears below hereby severally and individually constitutes and appoints David C. Sienko, Michael L. Clary and James A. Sabala and each of them severally, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments (including post-effective amendments) to this Registration Statement, and all instruments necessary or advisable in connection therewith and to file the same with the Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments. This Power of Attorney has been signed on August 24, 2010 by the following persons in the respective capacities indicated below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Phillips S. Baker, Jr.	August 24, 2010	/s/ Terry V. Rogers	August 24, 2010
Phillips S. Baker, Jr.	Date	Terry V. Rogers	Date
President, CEO and Director (principal executive officer)		Director

/s/ James A. Sabala	August 24, 2010	/s/ George R. Nethercutt, Jr.	August 24, 2010
James A. Sabala	Date	George R. Nethercutt, Jr.	Date
Vice President and CFO (principal financial officer)		Director

/s/ David J. Christensen	August 24, 2010	/s/ Anthony P. Taylor	August 24, 2010
David J. Christensen Director	Date	Anthony P. Taylor Director	Date

/s/ Ted Crumley	August 24, 2010	/s/ Charles B. Stanley	August 24, 2010
Ted Crumley Director	Date	Charles B. Stanley Director	Date

/s/ John H. Bowles	August 24, 2010
John H. Bowles Director	Date